Exhibit 99.1

PHP Ventures Acquisition Corp.

Pro Forma Balance Sheet

	Actual as of August 16, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Current asset - cash	$925,077	$-		$925,077

Cash Held in Trust Account	50,500,000	7,500,000	a.	58,075,000
		225,000	b.
		(150,000)	c.
Total Current Assets	51,425,077	7,575,000		59,000,077

Total Assets	$51,425,077	$7,575,000		$59,000,077

Liabilities and Stockholders’ equity
Current Liabilities
Accrued expense	320	-		320
Promissory note- related party	95,120	-		95,120
Total Current Liabilities	95,440	-		95,440

Deferred underwriter fee payable	1,750,000	262,500	d.	2,012,500
Total Liabilities	1,845,440	262,500		2,107,940

Commitments and Contingencies
Redeemable Class A Common Stock
Class A common stock subject to possible redemption; 5,137,835 shares at redemption value ($10.10 per share)	44,579,636	7,312,500	e.	51,892,136

Stockholders’ Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 905,565 issued and outstanding (excluding 5,137,835 shares subject to redemption), respectively	86	75	a.	91
		2	b.
		(72)	e.
Class B common stock, par value $0.0001; 10,000,000 shares authorized; 1,437,500 issued and outstanding	144	-		144
Additional paid-in capital	5,000,765	7,499,925	a.	5,000,760
		224,998	b.
		(150,000)	c.
		(262,500)	d.
		(7,312,428)	e.
Accumulated deficit	(994)	-		(994)

Total Stockholders’ Equity	5,000,001	-		5,000,001
Total Liabilities, Redeemable Class A Common Stock and Shareholders’ Equity	$51,425,077	$7,575,000		$59,000,077

PHP Ventures Acquisition Corp.

Note to Pro Forma Financial Statement

(unaudited)

NOTE 1 - CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of PHP Ventures Acquisition Corp. (the “Company”) as of August 16, 2021, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on August 19, 2021 as described below.

On August 19, 2021, the Company consummated the closing of the sale of 750,000 additional units at a price of $10 per unit (the “Units”) upon receiving notice of the underwriters’ election to fully exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $7,500,000 and incurred additional offering costs of $412,500 in underwriting fees. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, and one Right (“Right”), with each Right entitling the holder to receive one-tenth of one share of Class A Common Stock, subject to adjustment, pursuant to the Company’s registration statement on Form S-1 (File No. 333-256840). Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 22,500 Private Placement Warrants to Global Link Investment LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $225,000.

Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

Pro forma entry
a.	Cash held in Trust Account	7,500,000
	Class A common stock		75
	Additional paid-in capital		7,499,925
	To record sale of 750,000 Overallotment Units at $10.00 per Unit

b.	Cash held in Trust Account	225,000
	Class A common stock		2
	Additional paid-in capital		224,998
	To record additional proceeds from sale of 22,500Private Placement Units

c.	Additional paid-in capital	150,000
	Cash held in Trust Account		150,000
	To record 2% cash underwriting fee on overallotment option

d.	Additional paid-in capital	262,500
	Deferred underwriter fee payable		262,500
	To record 3.5% deferred underwriting fee on overallotment option

e.	Class A common stock	72
	Additional paid-in capital	7,312,428
	Redeemable Class A common stock		7,312,500
	To restore total equity as $5,000,001.